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                                                                   Exhibit 10.22

                           FOURTH AMENDMENT TO LEASE
                           -------------------------

     FOURTH AMENDMENT TO LEASE dated as of this 28th day of August, 2000 by and between BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") (as successor-in-interest to 200 West Street Limited Partnership) and PAREXEL INTERNATIONAL CORPORATION, a Massachusetts corporation ("Tenant").

                                    RECITALS
                                    --------

     WHEREAS, by lease dated June 14, 1991 (as amended by the First Amendment, Second Amendment and Third Amendment referred to below, the "Lease"), Landlord did lease to Tenant and Tenant did hire and lease from Landlord certain premises in the building known as and numbered 195 West Street, Waltham, Massachusetts (the "Building") containing a total of 48,258 square feet of rentable floor area (hereinafter sometimes referred to as the "Initial Premises").

     WHEREAS, by First Amendment to Lease dated January 3, 1992 (the "First Amendment"), Tenant exercised its right pursuant to Section 2.1.1.1 of the Lease to lease from landlord an additional 15,242 square feet of rentable floor area in the Building (the "Additional Premises") upon the terms and conditions contained in the First Amendment. The Initial Premises and the Additional Premises are hereinafter sometimes collectively referred to as the "Premises".

     WHEREAS, by Second Amendment to Lease dated June 28, 1993 (the "Second Amendment"), Tenant leased from Landlord an additional 660 square feet in the basement of the Building (the "Tenant's Storage Space") upon the terms and conditions contained in the Second Amendment.

     WHEREAS, by Third Amendment to Lease dated November 17, 1998 (the "Third Amendment"), Landlord provided Tenant with the option of extending the Term of the Lease so that it would be coterminus with the 200 West Street Lease Term (as that term is defined in the Third Amendment).

     Landlord and Tenant have agreed to extend the Term of the Lease for the Interim Extended Term (as that term is defined in the Third Amendment), and are entering into this instrument to so extend the Term of the Lease and to amend the Lease.

     NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are herby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant herby agree to and with each other as follows:

     1. (A) The Term of the Lease, which but for this Fourth Amendment is scheduled to expire on August 31, 2001, is hereby extended for one (1) period of seven (7) years and eight


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(8) months commencing on September 1, 2001 and expiring on April 30, 2009 (the
"Interim Extended Term") unless sooner terminated in accordance with the provisions of the Lease, upon all the same terms and conditions contained in the Lease as herein amended.

          (B) Upon the expiration of the Interim Extended Term, Tenant shall have the right to further extend the Term of the Lease for two (2) additional periods of five (5) years each (each such option being sometimes hereinafter referred to as an "Extended Term") upon all the terms and conditions set forth in Section 2.4.1 of the Lease. Notwithstanding anything contained herein to the contrary, in no event shall Tenant have the right to exercise more than one extension option at a time and, further, Tenant shall not have the right to exercise its second extension option unless it has duly exercised its first extension option and in no event shall the Lease Term be extended for more than ten (10) years after the expiration of the Interim Extended Term.

     2. (A) Prior to the commencement of the Interim Extended Term, Annual Fixed Rent shall continue to be payable as set forth in the Lease.

          (B) During the period from September 1, 2001 through August 31, 2003, Annual Fixed Rent shall be payable by Tenant at the annual rate of $2,832,350.00, being the sum of $2,825,750.00 (being the product of (x) $44.50 and (y) the Rentable Floor Area of the Premises [being 63,500 square feet]) and $6,600.00 (being the product of (x) $10.00 and (y) the Rentable Floor Area of Tenant's Storage Space [being 660 square feet]).

          (C) During the period from September 1, 2003 through August 31, 2005, Annual Fixed Rent shall be payable by Tenant at the annual rate of $2,895,850.00, being the sum of $2,889,250.00 (being the product of (x) $45.50 and (y) the Rentable Floor Area of the Premises) and $6,600.00 (being the product of (x) $10.00 and (y) the Rentable Floor Area of Tenant's Storage Space).

          (D) During the period from September 1, 2005 through August 31, 2007, Annual Fixed Rent shall be payable by Tenant at the annual rate of $2,959,350.00, being the sum of $2,952,750.00 (being the product of (x) $46.50 and (y) the Rentable Floor Area of the Premises) and $6,600.00 (being the product of (x) $10.00 and (y) the Rentable Floor Area of Tenant's Storage Space).

          (E) During the period from September 1, 2007 through April 30, 2009, Annual Fixed Rent shall be payable by Tenant at the annual rate of $3,054,600.00, being the sum of $3,048,000.00 (being the product of (x) $48.00 and (y) the Rentable Floor Area of the Premises) and $6,600.00 (being the product of (x) $10.00 and (y) the Rentable Floor Area of Tenant's Storage Space).

          (F) Annual Fixed Rent for the Premises and Tenant's Storage Space during the Extended Terms (if exercised) shall be determined as provided in
Section 2.4.1 of the Lease (as amended hereby).

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     3. (A) For the purposes of computing the Tenant's payments for Operating
Expenses Allocable to the Premises during the Interim Extended Term pursuant to
Section 2.6 of the Lease (as amended by Section 6 of the First Amendment), the definition of "Base Operating Expenses" contained in said Section 2.6 shall be deleted in its entirety and replaced with the following:

     "'Base Operating Expenses' shall mean Landlord's Operating Expenses for calendar year 2001, being the period from January 1, 2001 through December 31, 2001."

     (B) For the purposes of computing Tenant's payments for Landlord's Tax Expenses Allocable to the Premises during the Interim Extended Term pursuant to
Section 2.7 of the Lease (as amended by Section 6 of the First Amendment), the definition of "Base Taxes" contained in said Section 2.7 shall be deleted in its entirety and replaced with the following:

     "'Base Taxes' shall mean Landlord's Tax Expenses for fiscal tax year 2002, being the period from July 1, 2001 through June 30, 2002."

     (C) For the portion of the Lease Term prior to the commencement of the Interim Extended Term, the definitions of Base Operating Expenses and Base Taxes shall remain unchanged for such purposes.

     (D) Effective as of September 1, 2001, Sections 2.6.1 and 2.9 of the Lease are hereby deleted in their entirety and shall be deemed null and void and of no further force and effect.

     4. (A) It is understood and agreed that Tenant shall be undertaking certain renovation work in the Premises (the "Tenant Improvement Obligations"), as shown on and consistent with certain construction drawings to be submitted by Tenant and reviewed by Landlord in accordance with the terms and provisions of the Lease. Tenant hereby covenants and agrees, at its sole cost and expense and in accordance with the terms and provision of this Lease, to initiate and thereafter diligently prosecute to completion the Tenant Improvement Obligations. Tenant further acknowledges and agrees that Landlord shall have no obligation to perform any potion of the Tenant Improvement Obligations, all of such work being the sole responsibility of Tenant hereunder.

     (B) Landlord shall provide to Tenant an allowance $508,000.00 (the "Tenant Allowance") to be applied towards the cost of the Tenant Improvement Obligations (including, without limitation, the architect's fee in connection therewith, but excluding items of a movable nature, such as systems furniture or other items that will not remain in the premises upon the expiration of the Lease Term). In addition, Tenant shall be entitled to apply up to $254,000.00 of the Tenant Allowance towards the costs of tenant improvements to be undertaken by Tenant in its premises at the 200 West Street building (subject to the same limitations as set forth in the first sentence of this subsection (B)). It is understood and agreed that the Tenant Allowance (or portions thereof) will be made available to Tenant within thirty (30) days after Tenant provides Landlord with invoices showing the actual cost of performing the applicable portion of the Tenant Improvement Obligations, and that such disbursement may occur at any time after the execution of this Fourth Amendment regardless of whether or not the Extended



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Term has commenced at such time. To the extent the costs of the Tenant
Improvement Obligations exceed the Tenant Allowance, Tenant shall be solely responsible for such excess costs and shall promptly pay the difference to the appropriate contractors and suppliers.

     (C) Notwithstanding the foregoing, Landlord shall be under no obligations to apply any portion of the Tenant Allowance for any purposes other than as provided in this Section 4, nor shall Landlord be deemed to have assumed any obligations, in whole or in part, of Tenant to any contractors, subcontractors, suppliers, workmen or materialmen. In addition, Landlord shall not be obligated to make any application of any portion of the Tenant Allowance (i) for so long as (x) there shall be an existing default of Tenant or (y) there are any liens which are not bonded to the reasonable satisfaction of Landlord against Tenant's interest in the Lease or against the Building or the Site arising out of any work performed by Tenant or any litigation in which Tenant is a party or (ii) to the extent not requested by Tenant prior to September 1, 2003. Further, in no event shall Landlord be required to make application of any portion of the Tenant Allowance on account of any supervisory fees, overhead, management fees or other payments to Tenant, or any partner or affiliate of Tenant.

     5. (A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Fourth Amendment other than Trammell Crow Company (the "Broker"); and in the event any claim is made against Landlord relative to dealings by Tenant with brokers other than the Broker, Tenant shall defend the claim against Landlord with counsel of Tenant's selection first approved by Landlord (which approval shall not be unreasonably withheld) and save harmless and indemnify Landlord on account of any loss, cost or damage which may arise by reason of such claim.

         (B) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Fourth Amendment other than the Broker; and in the event any claim is made against Tenant relative to dealings by Landlord with brokers other than the Broker, Landlord shall defend the claim against Tenant with counsel of Landlord's selection first approved by Tenant (which approval shall not be unreasonably withheld) and save harmless and indemnify Tenant on account of any loss, cost or damage with may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of the brokerage commission to the Broker in connection with this Fourth Amendment.

     6. Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meaning as set forth in the Lease.

     7. Except as herein amended the Lease shall remain unchanged and in full force and effect. All references to the "Lease" shall be deemed to be references to the Lease as heretofore amended and as amended hereby.





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     EXECUTED as a sealed instrument as of the date and year first above written.


WITNESS:                       LANDLORD:

/s/ J.H. Howard                BOSTON PROPERTIES LIMITED
--------------------
                               By: Boston Properties, Inc., its General Partner

                               By: Claude B. Hoopes
                                  ----------------------------------------
                               Name: Claude B. Hoopes
                                    --------------------------------------
                               Title: Senior Vice President
                                     -------------------------------------

ATTEST:                        TENANT:

/s/ Mark T. Beaudouin          PAREXEL INTERNATIONAL CORPORATION
---------------------

By                              By /s/ Josef H. von Rickenbach
  ------------------              -----------------------------------------
Name Mark T. Beaudouin          Name  Josef H. von Rickenbach
    ------------------              ---------------------------------------
Title Clerk                     Title Chairman, President and CEO
     ----------------                --------------------------------------
                                     HEREUNTO DULY AUTHORIZED

                                By /s/ James F. Winschel, Jr.
                                  -----------------------------------------
                                Name James F. Winschel, Jr.
                                    ---------------------------------------
                                Title Senior VP and Chief Financial Officer
                                     --------------------------------------
                                     HEREUNTO DULY AUTHORIZED





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